              As filed with the Securities and Exchange Commission
                                on July 16, 1996
                                                       Registration No. 3
                                                                          ----
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                        -------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                             SIRROM CAPITAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                   TENNESSEE
              ---------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   62-1583116
                         ------------------------------
                      (I.R.S. employer identification no.)

                          500 CHURCH STREET, SUITE 200
                              NASHVILLE, TN  37219
                           --------------------------
                    (Address of principal executive offices)

                           SIRROM CAPITAL CORPORATION
                  AMENDED AND RESTATED 1994 STOCK OPTION PLAN
               1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                        1996 INCENTIVE STOCK OPTION PLAN
                        --------------------------------
                            (Full title of the plan)

                                CARL W. STRATTON
                          500 CHURCH STREET, SUITE 200
                              NASHVILLE, TN  37219
                          ----------------------------
                    (Name and address of agent for service)

                                  (615) 256-0701
                            --------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------
                                                     Proposed maximum             Proposed maximum           Amount of
Title of securities       Amount to be                offering price             aggregate offering        registration
 to be registered          registered                 per share (1)                  price (1)                  fee
- ------------------------------------------------------------------------------------------------------------------------
Common Stock              1,004,000 shares           $23.50                      $23,594,000               $8,136
- ------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the amount of the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and are based on the average of the high and low price per share of the Registrant's Common Stock as reported on The Nasdaq Stock Market's National Market (the "National Market") on July 12, 1996.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.
                 ---------------------------------------

         The following documents previously filed by Sirrom Capital Corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         2. The Registrant's Quarterly Report on Form 10-QA-1 for the fiscal quarter ended March 31, 1995; and

         3. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated November 23, 1994, as amended or updated pursuant to the Exchange Act.

         All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.


Item 4.          Description of Securities.
                 -------------------------

         Inapplicable.

Item 5.          Interests of Named Experts and Counsel.
                 --------------------------------------

         Inapplicable.


Item 6.          Indemnification of Directors and Officers.
                 -----------------------------------------

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) such person acted in good faith; (ii) in the case of conduct in an official capacity, the director or officer reasonably believed such conduct was in the corporation's best interests; (iii) in all other cases, the director or officer reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) he was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (ii) he was adjudged liable on the basis that personal benefit was improperly received by him; or (iii) he breached his duty of care to the corporation.

         The Company's Charter provides that to the fullest extent permitted by Tennessee law, no director shall be personally liable to the Company or its shareholders for monetary damages for breach of any fiduciary duty as a director. Under the TBCA, this Charter provision relieves the Company's directors from personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from a judgment or other final adjudication establishing (i) a breach of the director's duty of loyalty; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) unlawful distributions; or (iv) receipt of an improper personal benefit. In addition, the Company's Bylaws provide that each director or officer of the Company shall be indemnified by the Company to the fullest extent allowed by Tennessee law.

Item 7.          Exemption From Registration Claimed.
                 -----------------------------------

         Inapplicable.


Item 8.          Exhibits.
                 --------

         See Exhibit Index (page II-7).


Item 9.          Undertakings.
                 ------------

         A.      The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 12th day of July, 1996.


                                        SIRROM CAPITAL CORPORATION


                                        By: /s/ George M. Miller, II
                                           ----------------------------------
                                           George M. Miller, II
                                           Chief Executive Officer and President


         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints George M. Miller, II and Carl W. Stratton, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                  Title                                     Date
- ---------                                  -----                                     ----

/s/ John A. Morris, Jr., M.D.              Chairman of the Board                     July 12, 1996
- ------------------------------------       and Director
John A. Morris, Jr., M.D.

/s/ George M. Miller, II                   Chief Executive Officer,                  July 12, 1996
- ------------------------------------
George M. Miller, II                       President and Director
                                           (Principal Executive Officer)

/s/ Carl W. Stratton                       Chief Financial Officer                   July 12, 1996
- ------------------------------------
Carl W. Stratton                           (Principal Financial and
                                           Accounting Officer)


/s/ E. Townes Duncan                       Director                                  July 12, 1996
- ------------------------------------
E. Townes Duncan


/s/ William D. Eberle                      Director                                  July 12, 1996
- ------------------------------------
William D. Eberle


/s/ Edward J. Mathias                      Director                                  July 12, 1996
- ------------------------------------
Edward J. Mathias


/s/ Robert A. McCabe, Jr.                  Director                                  July 15, 1996
- ------------------------------------
Robert A. McCabe, Jr.


/s/ Raymond H. Pirtle, Jr.                 Director                                  July 12, 1996
- ------------------------------------
Raymond H. Pirtle, Jr.


/s/ L. Edward Wilson                       Director                                  July 12, 1996
- ------------------------------------
L. Edward Wilson

                                 EXHIBIT INDEX


 EXHIBIT                                                             SEQUENTIAL
 NUMBER                          DESCRIPTION                            PAGE
 ------                          -----------                         ----------


 4.1 Charter of Sirrom Capital Corporation (incorporated by reference to Exhibit a. of the Registrant's Registration Statement on Form N-2, as amended, (File No. 33-86680), filed with the Commission on November 23, 1994)

 4.2 Bylaws of Sirrom Capital Corporation (incorporated by reference to Exhibit b. of the Registrant's Registration Statement on Form N-2, as amended, (File No. 33-86680), filed with the Commission on November 23, 1994)

 4.3 Amendment No. 1 to Bylaws (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the period ended March 30, 1995 filed with the Commission on May 12, 1995)
 4.4 Amended and Restated 1994 Stock Option Plan (incorporated by reference to Exhibit i.1 in the Registrant's Registration Statement on Form N-2, as amended, (File No. 33-86680), filed with the Commission on November 23, 1994)

 4.5 1995 Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit i.3 in the Registrant's Registration Statement on Form N-2, as amended (File No. 33-95394), filed with the Commission on August 3, 1995)

 4.6            1996 Incentive Stock Option Plan (incorporated by reference to
                Exhibit 10.3 in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Commission on March 29, 1995)

 5              Opinion of Bass, Berry & Sims PLC

 23.1           Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

 23.2           Consent of Arthur Andersen, LLP

 24             Power of Attorney (included on page II-6)